SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  June 24, 2003 (June 20, 2003)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

    Wyoming                           0-6814                        205516
----------------------          ------------------           -------------------
(State or other jurisdiction       (Commission                (I.R.S.  Employer
     of incorporation)               File No.)               Identification No.)


     Glen  L.  Larsen  Building
     877  North  8th  West
     Riverton,  WY                                                 82501
     ---------------------------------------------           -------------------
     (Address  of  Principal  Executive  Offices)                (Zip  Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
              (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM  5.  OTHER  EVENTS

     The Company announced that its wholly owned indirect subsidiary, Canyon Homesteads, Inc. (CHI) entered into a Letter of Intent with The Cactus Group, a private company from Denver, Colorado, to purchase various commercial and real estate holdings at the Ticaboo townsite for $3.4 million and other considerations. Ticaboo is located in southern Utah near Lake Powell. The sale is subject to due diligence review by the purchaser and preparation of the necessary closing documents. It is currently projected that the contract will close on or before August 1, 2003.

FORWARD  LOOKING  STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S.  ENERGY  CORP.



Dated:  June  23,  2003           By:  /s/  Daniel  P.  Svilar
                                       -----------------------------------------
                                       DANIEL  P.  SVILAR,  Secretary